UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2023, Neptune Wellness Solutions Inc. (the "Company") entered into a Note Purchase Agreement among the purchasers named therein (the “Purchasers”) and the Company, as well as certain related agreements. Under the terms of the Note Purchase Agreement, the Company issued and sold $4 million in aggregate principal amount of senior secured promissory notes (the “Initial Notes”) on January 12, 2023 (the “Initial Closing”). The Company may also issue and sell, and the Purchasers have agreed to purchase, up to an additional $1 million in aggregate principal amount of senior secured promissory notes (the “Delayed Draw Notes” and together with the Initial Notes, the “Notes”) in a second closing (the “Second Closing”) to occur not later than February 28, 2023 (the "Delayed Draw Commitment Termination Date"). The Second Closing will occur only in the event that the Company completes an incremental equity issuance by the Delayed Draw Commitment Termination Date, and the aggregate principal amount of the Delayed Draw Notes will not exceed the lesser of $1 million or 25% of the proceeds actually received from any such incremental equity issuance. The Second Closing is subject to other customary closing conditions. The Notes may be prepaid or redeemed in whole or in part by the Company, subject to the payment of a premium in an amount equal to ten percent (10%) of the principal amount of Notes being repaid (other than principal in respect of PIK interest), less the aggregate amount of cash interest paid on the Notes being repaid on or before the date of such prepayment.

The Notes issued under the Note Purchase Agreement, and those that would be issued in connection with a Second Closing, are due and payable no later than January 12, 2024, unless earlier accelerated in accordance with the terms of the Note Purchase Agreement, with interest accruing at a rate of 16.5% per annum from the date of issuance and payable on the last business day of each calendar month in which the Notes are outstanding. For the first six interest payment dates following the Initial Closing, interest will be paid in kind and thereafter payments shall be made in cash on the interest payment date in arrears. Under the terms of the Note Purchase Agreement, the Company issued to the Purchasers of the Initial Notes warrants to purchase a total of 850,000 common shares of the Company exercisable at an exercise price of $0.53 per share at any time until January 12, 2028 (the “Warrants”). No additional warrants will be issued in the event that the Second Closing occurs. The Warrants are subject to full ratchet anti-dilution protection with respect to the first offering, if any, of securities registered under the Securities Act of 1934, as amended, with net proceeds of at least $5,000,000 consummated by the Company subsequent to the Initial Closing, as well as customary adjustments for the term of the Warrants.

The Company has also agreed to certain restrictions with respect to the payment or declaration of any dividends or the making of certain other restricted payments. In addition, the Company agreed that it and its subsidiaries will not be a party to certain mergers, consolidations or dispositions of assets while any Notes remain outstanding. Amounts due under the Notes may be accelerated upon the occurrence of customary events of default as provided in the Note Purchase Agreement, including but not limited to a change in control of the Company or the failure of the Company to comply with the restrictions noted above. Additionally, the Company may be required to repurchase or redeem all or a portion of the Notes upon the occurrence of certain events, including the disposition of assets of the Company or the extraordinary receipts of cash, as further described in the Note Purchase Agreement.

At the Initial Closing, the Company also entered into a Registration Rights Agreement with the Purchasers of the Initial Notes (the “Registration Rights Agreement”) pursuant to which it agreed to file on or prior to January 31, 2023 a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the common shares of the Company issuable upon exercise of the Warrants (the “Resale Registration Statement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description set forth under Item 1.01 above with respect to the terms of the Note Purchase Agreement, related agreements and the Notes, which is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Note Purchase Agreement, related agreements and the terms of the Warrants, which is incorporated into this Item 3.02 by reference. The Warrants were issued to the Purchasers in consideration of the purchase of the Notes by the Purchasers and were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. Under the Note Purchase Agreement, each Purchaser has represented to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that the Warrants are being acquired for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the description set forth under Item 1.01 above with respect to the Note Purchase Agreement, related agreements and the issuance of the Notes, which is incorporated into this Item 3.03 by reference, including with respect to the Company’s agreement to certain restrictions with respect to the payment or declaration of any dividends or the making of certain other restricted payments. As noted in Item 1.01 above, the Company has also agreed that it and its subsidiaries will not be a party to certain mergers, consolidations or dispositions of assets while any Notes remain outstanding.

Item 7.01 Regulation FD Disclosure.

On January 12, 2023, the Company issued a press release announcing the sale of the Notes and the transactions contemplated by the Note Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant, dated January 12, 2023 (including a schedule of all executed warrants adopting the same form in respect of each of the Purchasers)
10.1	Note Purchase Agreement, dated January 12, 2023, by and among the Company and each of the Purchasers named therein
10.2	Form of Promissory Note, dated January 12, 2023 (including a schedule of all executed promissory notes adopting the same form in respect of each of the Purchasers)
10.3	Registration Rights Agreement, dated January 12, 2023, by and among the Company and each of the Purchasers named therein
99.1	Press release, dated January 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	January 13, 2023	By:	/s/ Raymond Silcock
Raymond Silcock Chief Financial Officer